International Securities Group Inc.

Laptop Depot Global
123 West Nye Lane
Suite 458,
Carson City, NV  89706

April 15, 2010

Dear Board of Directors:

This letter confirms and memorializes the agreement ("Agreement") between                Laptop Depot Global, a Nevada corporation (the "Company"), and International Securities Group Inc., an Alberta corporation ("ISG"), pursuant to which ISG agrees to arrange for certain services as described below to the Company in accordance with the terms and conditions set forth herein. This Agreement supersedes any other agreements, whether written or oral, between the parties hereto in regard to the subject matter hereof and, upon execution by the parties hereto, shall be legally binding on the parties. In consideration of good and valuable services provided and the mutual promises, representations, warranties and covenants of the parties contained herein, the parties agree as follows:

1.      Services. In exchange for the compensation set forth below, ISG shall cause to be provided to the Company the services as detailed herein (the “Services”). For purposes of this Agreement, “Services” is defined as advice, assistance and guidance in connection with the preparation and filing on behalf of the Company of a Registration Statement on Form S-1 with the U.S. Securities and Exchange Commission, including the preparation and filing of a Form 15C-211 with a market maker.

2.           Compensation.  (a) In consideration of ISG's rendering of the Services, the Company shall pay ISG a fee of $125,000.00USD.

3.           Independent Contractor.

It is understood and agreed by the Company that ISG is not a law firm, is not licensed to provide legal services and will not provide legal services

In providing any of the services identified herein to the Company, ISG shall be an independent contractor, and no party to this Agreement shall make any representations or statements indicating or suggesting that any joint venture, partnership, or other similar relationship exists between ISG and the Company.  ISG shall not be entitled to make any commitments or create any obligations on behalf of the Company.

4.           Notices.

Any notice under this Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

to the Company:

Laptop Depot Global
123 West Nye Lane Suite 458
Carson City, NV  89706

to ISG:

International Securities Group Inc.
5614D Burbank Road SE
Calgary, Alberta   T2H 1Z4

or to any other address which may hereafter be designated by either party by notice given in such manner. All notices shall be deemed to have been given as of the date of receipt by the parties hereto and no other prior written or oral statement or agreement shall be recognized or enforced.

5. Severability.   If a court of competent jurisdiction determines that any clause or provision of this Agreement is invalid, illegal or enforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provisions which are determined to be void, illegal and unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

6. Assignment.   Neither party may assign this Agreement without the express written consent of the other party, however, any such assignment shall be binding on and inure to the benefit of such successor, or, in the event of death or incapacity, on their heirs, executors, administrators and successors of any party.

7. Attorney’s Fees.   If any legal action or other proceeding (non-exclusively including arbitration) is brought for the enforcement of or to declare any right or obligation under this Agreement or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Agreement, or otherwise because of a dispute among the parties hereto, any successful or prevailing party will be entitled to recover reasonable attorney’s fees (including fees for appeals and collection) and other expenses incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

8. No Third Party Beneficiary. Nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement, unless this Agreement specifically states such intent.

9. Counterparts.  It is understood and agreed that this Agreement may be executed in any number of identical counterparts, each of which may be deemed an original for all purposes.

10. Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed the day and the year first above written.

LAPTOP DEPOT GLOBAL,                INTERNATIONAL SECURITIES
a Nevada corporation                                                                         GROUP, INC., an Alberta corporation

By:           /s/ Ray Abusalim                                           By:           /s/ Jacqueline Danforth
Name:           Ray Abusalim                                                                           Name:           Jacqueline Danforth